UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

AINOS, INC
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.
Entry Into a Material Definitive Agreement.

Item 5.02 is incorporated herein by this reference.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors by Unanimous Written Consent approved the following corporate actions on August 11, 2021:

a.
Mr. Chun-Hsien Tsai resigned as Chief Financial Officer (CFO) and the vacancy was filled by the election of his successor, Ms. Hui-Lan (Celia) Wu.

b.
Ms. Hui-Lan (Celia) Wu, age 61, was elected to serve as the CFO of the Company. She has nearly thirty years of accounting, audit and management consulting experience.

Before joining Ainos, Celia was a partner at KPMG Taiwan where she provided audit services to private and public companies in the technology, medical and chemical material sectors. Celia has mentored startup companies at the Center of Industry Accelerator and Patent Strategy at the National Yang Ming Chiao Tung University. She has devoted herself to promote impact investing in Taiwan. Celia received her Executive MBA from National Yang Ming Chiao Tung University and is a Certified Public Accountant in Taiwan and China.

c.
Mr. Lawrence K. Lin, age 51, was elected to serve as Executive Vice President of Operations of the Company. The Board also approved an Employment Agreement with Mr. Lin effective August 1, 2021 (“Lin Agreement”). The Lin Agreement is effective for three (3) years and may be extended for an additional (2) years on the same terms and conditions upon mutual agreement of the Parties. Under the Lin Agreement, Mr. Lin will receive a monthly salary of Twelve Thousand Dollars ($12,000), options for 500,000 shares in the Company’s 2018 Officers, Directors, Employees and Consultants Non-Qualified Stock Option Plan, and a bonus of 10,000 shares in the Company’s common stock upon the Company’s successful listing on a Major National Exchange, and normal and customary benefits available to the Company’s employees. The foregoing summary of the terms and conditions of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Lin Agreement, which is filed herewith as Exhibit 10.1(a) and incorporated herein by reference.

Prior to his appointment as Executive Vice President, Mr. Lin served as Executive Advisor to the Chairman of the Company. Mr. Lin brings more than 30 years of global cross-border strategic management consulting and financial investment experience at leading institutional corporates such as Andersen Consulting, Salomon Smith Barney, and Credit Suisse First Boston.  Mr. Lin has managed investment assets across several geographical locations including the U.S., China and Taiwan and advised on many private capital and structured public equity transactions for issuers in real estate, healthcare and consumer sectors.  He spent nearly 15 years as an entrepreneur managing an independent Shanghai-based advisory and merchant banking practice where he completed numerous corporate acquisition and investment financing advisory mandates.  Mr. Lin has a dual MBA in Finance & International Business from New York University- Stern School of Business.

d.
Mr. John Junyong Lee, Esq. age 54, was re-appointed as Chief Legal Counsel and Corporate Secretary of the Company. The Board also approved a Legal Retainer Agreement between the Company and Mr. Lee, effective August 1, 2021 (“Lee Agreement”). The Lee Agreement is effective for one (1) years and provides for the following legal compensation: cash payment in the amount of $250.00 per hour and in-kind payment of the Company’s common stock at $300.00 per hour. The foregoing summary of the terms and conditions of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Lee Agreement, which is filed herewith as Exhibit 10.1(b) and incorporated herein by reference.

e.
Mr. Chih-Heng (Jack) Lu, age 41, was appointed as Corporate Secretary to serve the Board and Company’s Taiwan Branch Office.

Mr. Lu concurrently serves as the Director of Corporate Development for the Company. He previously served as Chief Financial Officer of Taiwan Carbon Nano Technology Co., and as Director of Daiwa Capital Markets and Director of CIMB Group, Royal Bank of Scotland, and ABN AMRO.

Item 7.01
Regulation FD Disclosure

On August 16, 2021, the Company issued a press release relating to the subject matter of this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished with this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act.

Item 9.01
Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)           Exhibits

Exhibit No.	Description
10.1(a)	Employment Agreement by and between Lawrence K. Lin and Ainos, Inc. effective August 1, 2021 (“Lin Agreement”).
10.1(b)	Legal Retainer Agreement between John Junyong Lee and Ainos, Inc., effective August 1, 2021 (“Lee Agreement”).
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: August 16, 2021	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1(a)	Employment Agreement by and between Lawrence K. Lin and Ainos, Inc. effective August 1, 2021 (“Lin Agreement”).
10.1(b)	Legal Retainer Agreement between John Junyong Lee and Ainos, Inc., effective August 1, 2021 (“Lee Agreement”).
99.1	Press Release